Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 22, 2021 (“Closing Date”) ATN International, Inc. (“ATN” or the “Company”) completed the acquisition of Alaska Communications Systems Group, Inc. (“Alaska Communications”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), by and among Alaska Communications, a Delaware corporation, Alaska Management, Inc., a Delaware corporation and successor in interest to Project 8 Buyer, LLC, a Delaware limited liability company (“Parent”), and Project 8 MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent is a wholly-owned subsidiary of ALSK Holdings, LLC (“ALSK Holdings”), a Delaware limited liability company formed (together with Parent and Merger Sub) for the purpose of acquiring Alaska Communications by ATN International, Inc. and Freedom 3 Investments IV, LP, a Delaware limited partnership advised by Freedom 3 Capital, LLC. On the terms, and subject to the conditions of the Merger Agreement, on the Closing Date, Merger Sub merged with and into Alaska Communications (the “Merger”), with Alaska Communications continuing as the surviving corporation (“Surviving Corporation”). As a result of the Merger, Alaska Communications became a consolidated subsidiary of the Company.

On the Closing Date, MergerSub, as initial borrower, and upon, from and after the consummation of the Merger, the Surviving Corporation, as borrower (the “Borrower”), entered into a Credit Agreement to provide debt financing in the form of a revolving facility in an aggregate amount at any one time outstanding not to exceed $35,000,000 (the “Alaska Revolving Facility”) and an initial term loan facility in the aggregate amount not to exceed $210,000,000 (the “Alaska Initial Term Facility” and, together with the Alaska Revolving Facility, collectively, the “Alaska Credit Facility”). On the Closing Date, the lenders advanced to Merger Sub (a) the full aggregate amount of the Initial Term Facility in a single borrowing and (b) $10,000,000 of the Revolving Facility. The Alaska Credit Facility also provides for incremental term loans (“Incremental Term Loans”) up to an aggregate principal amount of the greater of $70,000,000 and trailing twelve month Consolidated EBITDA (as defined in the Credit Facility), subject to the Borrower meeting certain conditions. The final maturity date for the Alaska Credit Facility is July 22, 2026. Amounts outstanding under the Revolving Facility and Initial Term Facility bear an interest rate of LIBOR plus a margin ranging from 3.00% to 4.00% based on the Borrower’s Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement). At the Borrower’s discretion, an alternate base rate may be selected at a margin that is 1% lower than the counterpart LIBOR margin. Principal payments on the Alaska Initial Term Facility are due quarterly commencing in the fourth quarter of 2023 in quarterly amounts as follows: from the fourth quarter of 2023 through the third quarter of 2024, $1,312,500; and from the fourth quarter of 2024 through the third quarter of 2026, $2,625,000. The remaining unpaid balance is due on July 22, 2026.

Also, to fund the Merger in part, the Company drew a net $63 million under its revolving credit facility under its Fourth Amended and Restated Credit Agreement among the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, CoBank, ACB as Administrative Agent, Lead Arranger, Swingline Lender, an Issuing Lender and a Lender, Fifth Third Bank, as a Joint Lead Arranger, MUFG Union Bank, N.A., as a Joint Lead Arranger and an Issuing Lender, and the other Lenders named therein (the “CoBank Revolver”).

Lastly, the Company funded the Merger, in part, with contribution from affiliates and investment funds managed by Freedom 3 Capital, LLC as well as other institutional investors (collectively the “Freedom 3 Investors”). The Freedom 3 Investors contributed $72 million in conjunction with the Merger (the “Freedom 3 Investment” and collectively with the CoBank Revolver and the Alaska Credit Facility the “Transaction Financing”). The Freedom 3 Investment consists of common and preferred equity instruments of ALSK Holdings, a subsidiary of the Company which holds the ownership of Alaska Communications. The preferred equity carries a 9% annual dividend, and both the common and preferred equity instruments are redeemable at the option of the Freedom 3 Investors.

The following unaudited pro forma condensed combined financial information is provided for informational purposes only to estimate the effects of the Merger and the Transaction Financing (collectively, the “Alaska Transaction”) based on the historical financial statements of the Company and Alaska Communications after giving effect to the Merger related pro forma adjustments described herein. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the financial position or results of operations of the Company would have been if the acquisition of Alaska Communications by the Company had been completed as of and for the periods indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Company after consummation of the Alaska Transaction.

The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of the Company and Alaska Communications, giving effect to the Merger as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheets of the Company and Alaska Communications, giving effect to the Merger as if it occurred on the date of the balance sheet presented. You should read this unaudited pro forma condensed combined financial information in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information, the historical consolidated financial statements of the Company as of and for the periods ended December 31, 2020 and March 31, 2021 filed with the Securities and Exchange Commission, and historical consolidated financial statements of Alaska Communications filed herein.

Pro forma adjustments related to the unaudited pro forma condensed combined statements of operations and unaudited pro forma condensed combined balance sheet give effect to transaction accounting adjustments. The pro forma adjustments depict adjustments required by U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) to account for the Alaska Transaction.

The unaudited pro forma condensed combined financial information is based on a number of other assumptions and estimates and is subject to a number of uncertainties relating to the Alaska Transaction and related matters, including, among other things, estimates, assumptions and uncertainties regarding (1) the estimated fair values of certain assets and liabilities acquired, which are sensitive to assumptions and market conditions, and (2) the amount of the intangible assets that will arise from the acquisition.

The Merger is treated herein as a business combination, in accordance with ASC 805, Business Combinations. Accordingly, the Company calculated the fair value of the net assets acquired and consideration transferred. In the unaudited pro forma condensed combined balance sheet, the consideration transferred by the Company to acquire Alaska Communications has been allocated to the assets acquired and liabilities assumed based upon the Company’s preliminary estimate of their respective fair values as of the Closing Date.

Final allocations have not been completed and continue to be refined based upon certain valuations and other studies after the Closing Date of the Merger. Accordingly, the pro forma adjustments relating to the purchase price allocation are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value. Thus, the final purchase price allocation may differ in material respects from that presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statements of operations also include certain transaction accounting adjustments, such as increased depreciation and amortization expense on the assets acquired, decreased deferred revenue, changes to interest expense, and the related tax impacts of those adjustments as a result of the Alaska Transaction.

The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may have resulted or may result in the future from the Alaska Transaction. Therefore, certain revenue and expense amounts will likely be different, both in total and as a percent of overall revenue and expense, in future periods even if the Company were to continue the exact same pricing, service scope, and subscriber levels as in the past.

Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2021
(Amounts in Thousands)

			Transaction Accounting Adjustments
	ATN	Alaska Communications	Financing Adjustments	Note 5	Acquisition Adjustments	Note 5	Pro Forma Combined
Assets
Cash and cash equivalents	$91,259	$22,114	$347,965	(a)	$(351,373)	(b)	$109,965
Restricted cash	1,072	1,326	-		-		2,398
Accounts receivable, net	41,600	40,284	-		(1,940)	(c)	79,944
Customer receivable	2,365	-	-		-		2,365
Inventory, materials and supplies	6,185	1,128	-		-		7,313
Prepayments and other current assets	52,796	7,651	-		-		60,447
Total current assets	195,277	72,503	347,965		(353,313)		262,432

Fixed assets, net	528,071	394,974	-		(22,256)	(e)	900,789
Telecommunications licenses, net	114,083	683	-		-		114,766
Goodwill	60,690	-	-		-		60,690
Other intangible assets, net	5,560	-	-		52,288	(d)	57,848
Operating lease right-of-use assets	61,762	88,135	-		(42,372)	(c)	107,525
Customer receivable - long term	21,056	-	-		-		21,056
Other assets	71,223	11,190	-		-		82,413

Total assets	$1,057,722	$567,485	$347,965		$(365,653)		$1,607,519

Liabilities, mezzanine equity and stockholders' equity
Current portion of long-term debt	$3,750	$9,000	$-		$(9,000)	(b)	$3,750
Current portion of customer receivable credit facility	1,101	-	-		-		1,101
Accounts payable and accrued liabilities	74,529	32,318	-		17,954	(b), (f)	124,801
Dividends payable	2,708	-	-		-		2,708
Accrued taxes	8,495	3,889	-		-		12,384
Current portion of lease liabilities	12,446	3,347	-		(1,020)	(c)	14,773
Advanced payments and deposits	24,727	15,148	-		(1,145)	(g)	38,730
Total current liabilities	127,756	63,702	-		6,789		198,247

Deferred income taxes	8,171	6,109	-		9,035	(c)	23,315
Other liabilities	50,738	93,821	-		(7,952)	(g)	136,607
Lease liabilities, excluding current portion	50,902	82,221	-		(41,574)	(c)	91,549
Customer receivable credit facility, net of current portion	9,713	-	-		-		9,713
Long term debt, excluding current portion	68,173	155,040	276,432	(a)	(155,040)	(b)	344,605
Total liabilities	315,453	400,893	276,432		(188,742)		804,036

Mezzanine Equity
Common units	-	-	23,199	(a)	-		23,199
Preferred units	-	-	48,334	(a)	-		48,334
Total mezzanine equity	-	-	71,533		-		71,533

Common stock	172	553	-		(553)	(h)	172
Treasury stock	(61,677)	(1,812)	-		1,812	(h)	(61,677)
Additional paid-in capital	186,930	163,038	-		(163,038)	(h)	186,930
Retained earnings	516,897	10,048	-		(20,678)	(f), (h)	506,267
Accumulated other comprehensive income (loss)	269	(5,976)	-		5,976	(h)	269
Total stockholders' equity	642,591	165,851	-		(176,481)		631,961

Non-controlling interests	99,678	741	-		(430)	(c)	99,989
Total equity	742,269	166,592	-		(176,911)		731,950
Total liabilities, mezzanine equity and stockholders' equity	$1,057,722	$567,485	$347,965		$(365,653)		$1,607,519

Unaudited Pro Forma Condensed Combined Statement of Operations

Three months ended March 31, 2021

(Amounts in Thousands)

			Transaction Accounting Adjustments
	ATN	Alaska Communications	Financing Adjustments	Note 6	Acquisition Adjustments	Note 6	Pro Forma Combined
Revenue:
Communication Services	$110,636	$57,041	$-		$(235)	(a)	$167,442
Other	13,874	3,627	-		-		17,501

Total revenues	124,510	60,668	-		(235)		184,943

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services	49,507	27,366	-		-		76,873
Cost of construction revenue	12,606	-	-		-		12,606
Selling, general and administrative	37,693	18,289	-		-		55,982
Transaction-related charges	730	923	-		(1,070)	(b)	583
Depreciation and amortization	20,508	11,048	-		5,884	(c)	37,440
Loss on disposition of long-lived assets	117	84	-		-		201

Operating expenses	121,161	57,710	-		4,814		183,685

Income (loss) from operations	3,349	2,958	-		(5,049)		1,258

Other income (expense)
Interest income	(6)	3	-		-		(3)
Interest expense	(1,147)	(2,652)	(2,746)	(d)	2,652	(d)	(3,893)
Other income, net	2,375	393	-		-		2,768

Other income (expense)	1,222	(2,256)	(2,746)		2,652		(1,128)

Income (loss) before income taxes	4,571	702	(2,746)		(2,397)		130
Income tax expense (benefit)	295	118	(770)	(e)	(681)	(e)	(1,038)

Net income (loss)	4,276	584	(1,976)		(1,716)		1,168

Net (income) loss attributable to non-controlling interests, net of tax	(1,570)	22	858	(f)	533	(f)	(157)

Net income (loss) after non-controlling interest	$2,706	$606	$(1,118)		$(1,183)		$1,011

Net income per weighted average share attributable to ATN International, Inc. stockholders: (Note7)
Basic	$0.17						$-
Diluted	$0.17						$-

Weighted average common shares outstanding:
Basic	15,902						15,902
Diluted	15,952						15,952

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve  months ended December 31, 2020

(Amounts in Thousands)

			Transaction Accounting Adjustments
	ATN	Alaska Communications	Financing Adjustments	Note 6	Acquisition Adjustments	Note 6	Pro Forma Combined
Revenue:
Communication Services	$433,509	$226,251	$-		$(904)	(a)	$658,856
Other	21,935	14,318	-		-		36,253

Total revenues	455,444	240,569	-		(904)		695,109

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services	185,113	112,443	-		-		297,556
Cost of construction revenue	10,616	-	-		-		10,616
Selling, general and administrative	139,011	65,773	-		-		204,784
Transaction-related charges	1,641	9,550	-		11,701	(b)	22,892
Depreciation and amortization	88,311	40,667	-		28,881	(c)	157,859
Loss on disposition of long-lived assets	21,572	240	-		-		21,812

Operating expenses	446,264	228,673	-		40,582		715,519

Income (loss) from operations	9,180	11,896	-		(41,486)		(20,410)

Other income (expense)
Interest Income	421	174	-		-		595
Interest Expense	(5,347)	(11,000)	(10,985)	(d)	11,000	(d)	(16,332)
Other income (expense), net	(4,161)	439	-		-		(3,722)

Other income (expense)	(9,087)	(10,387)	(10,985)		11,000		(19,459)

Income (loss) before income taxes	93	1,509	(10,985)		(30,486)		(39,869)
Income tax expense (benefit)	801	2,665	(3,079)	(e)	(8,661)	(e)	(8,274)

Net loss	(708)	(1,156)	(7,906)		(21,825)		(31,595)

Net (income) loss attributable to non-controlling interests, net of tax	(13,414)	83	3,431	(f)	10,991	(f)	1,091

Net loss after non-controlling interest	$(14,122)	$(1,073)	$(4,475)		$(10,834)		$(30,504)

Net loss per weighted average share attributable to ATN International, Inc. stockholders: (Note7)
Basic	$(0.89)						$(2.19)
Diluted	$(0.89)						$(2.19)

Weighted average common shares outstanding:
Basic	15,923						15,923
Diluted	15,923						15,923

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Amounts In Thousands, Except Per Share Data)

1.	Description of the Transaction

On July 22, 2021, the Company completed the acquisition of Alaska Communications pursuant to the terms of the Merger Agreement whereby Alaska Communications became a consolidated subsidiary of the Company. At completion of the Merger, each Alaska Communications common share was converted into the right to receive $3.40 per share in cash representing a total value of $353 million of cash and consideration payable, (“Merger Consideration”). The consideration transferred consists of $351 million of cash and $2 million of accrued consideration. The cash consideration was used to purchase $187 million of Alaska Communications equity and repay $164 million of existing Alaska Communications debt.

The Company funded the acquisition with cash on hand, debt, and a contribution from the Freedom 3 Investors. The Company borrowed, through multiple financing transactions a net of $283 million. On the Closing Date, the lenders advanced to Merger Sub (a) the full $210 million aggregate amount of the Alaska Initial Term Facility in a single borrowing and (b) $10 million of the Alaska Revolving Facility. The Company incurred $7 million of debt issuance and debt discount costs. Also, to fund the Merger Consideration in part, the Company drew a net $63 million under its revolving credit facility under its CoBank Revolver. Lastly, the Freedom 3 Investors contributed $72 million in conjunction with the Merger. The Company will account for the Freedom 3 Investment as mezzanine equity in its consolidated financial statements.

As a result of the Merger, the Company owns 52% of the common equity of Alaska Communications and controls its operations and management.

2.	Basis of Presentation

The unaudited pro forma condensed consolidated combined financial information was prepared in accordance with Article 11 of Regulation S-X.

The unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2020 and three months ended March 31, 2021 assumes that the Merger was consummated on January 1, 2020 and reflects pro forma adjustments to reflect the accounting for the transaction in accordance with U.S. GAAP. The historical financial information included in the Pro Forma Condensed Combined Statements of Operations was derived from the Company’s and Alaska Communications’ consolidated financial statements for the year ended December 31, 2020 and three months ended March 31, 2021.

The unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2021 was prepared using the unaudited historical condensed consolidated financial statements of the Company and Alaska Communications at March 31, 3021 and presents the combined financial position of the Company and Alaska Communications as if the Merger occurred on March 31, 2021. The Pro Forma Condensed Combined Balance Sheet reflects pro forma adjustments to reflect the accounting for the transaction in accordance with U.S. GAAP.

The Company completed a preliminary review of Alaska Communication’s accounting policies and determined there were no material changes required to conform to the Company’s accounting policies. The unaudited pro forma condensed combined financial information adjusts Alaska Communication’s results to conform to the Company’s presentation. Refer to Note 3.

The Company incurred certain direct, incremental, and non-recurring acquisition expenses totaling $5.8 million in connection with the Merger. In addition, Alaska Communications incurred $16.3 million of additional direct, incremental, and non-recurring acquisition expenses. All of the $22.1 million of acquisition expenses are included in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020.

3.	Reclassification adjustments

As part of preparing the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Alaska Communication’s financial information to identify differences in accounting policies as compared to those of the Company and differences in financial statement presentation as compared to the presentation of the Company.

Refer to the table below for a summary of the identified reclassification adjustments made to present Alaska Communication’s condensed consolidated balance sheet as of March 31, 2021 to conform presentation to that of the Company (amounts in thousands).

Alaska Communications Consolidated Balance Sheet Line Items	ATN Consolidated Balance Sheet Line Items	Alaska Communications Consolidated Balance Sheet	Reclassification		Alaska Communications Historical - After Reclassification
Cash and cash equivalents	Cash and cash equivalents	$22,114	$-		$22,114
Restricted cash	Restricted cash	1,326	-		1,326
Short-term investments		434	(434)	(a)	-
Accounts receivable, net	Accounts receivable, net	40,284	-		40,284
Materials and supplies	Inventory, materials and supplies	9,093	(7,965)	(b)	1,128
Prepayments and other current assets	Prepayments and other current assets	7,217	434	(a)	7,651
Property, Plant and equipment, net	Net fixed assets	387,009	7,965	(b)	394,974
Operating lease right-of-use assets	Operating lease right-of-use assets	88,135	-		88,135
Other assets	Other assets	11,873	(683)	(c)	11,190
	Telecommunications license, net	-	683	(c)	683
Current portion of long-term obligations	Current portion of long-term debt	9,071	(71)	(d)	9,000
Accounts payable, accrued and other current liabilities	Accounts payable and accrued liabilities	51,355	(19,037)	(e)	32,318
	Accrued taxes	-	3,889	(e)	3,889
	Advanced payments and deposits	-	15,148	(e)	15,148
Operating lease liabilities - current	Current portion of lease liabilities	3,276	71	(d)	3,347
Long term obligations, net of current portion	Long term debt, excluding current portion	157,630	(2,590)	(d)	155,040
Deferred income taxes	Deferred income taxes	6,109	-		6,109
Operating lease liabilities - noncurrent	Lease liabilities, excluding current portion	79,631	2,590	(d)	82,221
Other long-term liabilities, net of current portion	Other liabilities	93,821	-		93,821
Common stock	Common stock	553	-		553
Treasury stock	Treasury stock	(1,812)	-		(1,812)
Additional paid-in capital	Additional paid-in capital	163,038	-		163,038
Retained earnings	Retained earnings	10,048	-		10,048
Accumulated other comprehensive loss	Accumulated other comprehensive income (loss)	(5,976)	-		(5,976)
Noncontrolling interests	Non-controlling interests	741	-		741

(a)	Represents a reclassification of short-term investments to prepayments and other current assets to conform to the Company’s presentation.

(b)	Represents a reclassification of materials and supplies to net fixed assets to conform to the Company’s presentation.

(c)	Represents a reclassification of other assets to telecommunication licenses to conform to the Company’s presentation.

(d)	Represents a reclassification of lease liabilities to conform to the Company’s presentation.

(e)	Represents a reclassification of accounts payable, accrued and other current liabilities to accrued taxes and advanced payments and deposits to conform to the Company’s presentation.

Refer to the table below for a summary of the reclassification adjustments made to Alaska Communication’s consolidated statement of comprehensive income for the three months ended March 31, 2021 to conform presentation to that of the Company (amounts in thousands).

Alaska Communications Consolidated Statement of Comprehensive Income Line Items	ATN Consolidated Statement of Operations Line Items	Alaska Communications Consolidated Statement of Comprehensive Income	Reclassification		Alaska Communications Historical - After Reclassification
Operating Revenue	Communication services	$60,668	$(3,627)	(g)	$57,041
	Other	-	3,627	(g)	3,627
Cost of services and sales (excluding depreciation and amortization)	Cost of services	27,366	-		27,366
Selling, general and administrative	Selling, general and administrative	18,289	-		18,289
Transaction and termination costs	Transaction-related charges	923	-		923
Depreciation and amortization	Depreciation and amortization	11,048	-		11,048
Loss on disposal of assets, net	Loss on disposition of long-lived assets	84	-		84
Interest expense	Interest expense	(2,652)	-		(2,652)
Interest income	Interest income	3	-		3
Other income, net	Other income (expense)	393	-		393
Income tax expense	Income tax expense (benefit)	118	-		118
Net loss attributable to noncontrolling interest	Net (income) loss attributable to non-controlling interests, net of tax	22	-		22

(f)	Represents a reclassification of revenue to communications services revenue and other revenue to conform to the Company’s presentation.

Refer to the table below for a summary of the reclassification adjustments made to Alaska Communication’s consolidated statement of comprehensive income for the year ended December 31, 2020 to conform presentation (amounts in thousands).

Alaska Communications Consolidated Statement of Comprehensive Income Line Items	ATN Consolidated Statement of Operations Line Items	Alaska Communications Consolidated Statement of Comprehensive Income	Reclassification		Alaska Communications Historical - After Reclassification
Operating Revenue	Communication services	$240,569	$(14,318)	(h)	$226,251
	Other	-	14,318	(h)	14,318
Cost of services and sales (excluding depreciation and amortization)	Cost of services	112,443	-		112,443
Selling, general and administrative	Selling, general and administrative	65,773	-		65,773
Transaction and termination costs	Transaction-related charges	9,550	-		9,550
Depreciation and amortization	Depreciation and amortization	40,667	-		40,667
Loss on disposal of assets, net	Loss on disposition of long-lived assets	240	-		240
Interest expense	Interest expense	(11,000)	-		(11,000)
Interest income	Interest income	174	-		174
Other income, net	Other income (expense)	439	-		439
Income tax expense	Income tax expense (benefit)	2,665	-		2,665
Net loss attributable to noncontrolling interest	Net (income) loss attributable to non-controlling interests, net of tax	83	-		83

(g)	Represents a reclassification of revenue to communications services revenue and other revenue to conform to the Company’s presentation.

Additionally, the Company presented the $5.6 million Customer relationships asset included in its March 31, 2021 balance sheet as Other intangible assets in the pro forma condensed combined balance sheet. Also, for the year ended December 31, 2021, the Company combined the previously disclosed operating expenses of Termination and access fees with Engineering and operations as the newly represented Cost of services. In addition, the previously disclosed Sales, marketing and Customer service expenses are now combined with the previously disclosed General and administrative expenses within the newly represented Selling, general and administrative expenses.

4.	Preliminary purchase price allocation

The Company has completed its preliminary assessment of the fair value of assets acquired and liabilities assumed of Alaska Communications. The consideration transferred consists of $351 million of cash and $2 million of accrued consideration. The cash consideration was used to purchase $187 million of Alaska Communications equity and repay $164 million of existing Alaska Communications debt. The accrued consideration represents amounts payable related to stock compensation allocated to purchase consideration and payable within one year of the Closing Date. The Company funded the cash portion of the transaction price with the proceeds from the Alaska Credit Facility, the CoBank Revolver, and the Freedom 3 Investment. The consideration transferred is allocated to the acquired net assets of Alaska Communications.

The table below represents a preliminary allocation of the total consideration transferred to the acquired assets and assumed liabilities based on management’s preliminary estimate of their acquisition date fair values (amounts in thousands):

Consideration Transferred	$353,280
Non-controlling interests	311
Total purchase price	353,591

Preliminary purchase price allocation:
Cash and cash equivalents	22,114
Restricted cash	1,326
Accounts receivable	38,344
Inventory, materials and supplies	1,128
Prepayments and other current assets	7,651
Fixed assets	372,718
Telecommunication licenses	683
Intangible assets	52,288
Operating lease right-of-use assets	45,763
Other assets	11,190
Accounts payable and accrued liabilities	(37,735)
Accrued taxes	(3,889)
Advance payments and deposits	(14,003)
Current portion of lease liabilities	(2,327)
Deferred income taxes	(15,144)
Other liabilities	(85,869)
Lease liabilities, excluding current portion	(40,647)

Net assets acquired	353,591

5.	Adjustments to unaudited pro forma condensed combined balance sheet

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet:

a)	Represents cash received from the Alaska Credit Facility, the CoBank Revolver and issuance of common and preferred units of ALSK Holdings (amounts in thousands).

Description	Amount
Proceeds from Alaska Revolving Credit Facility	$10,000
Proceeds from Alaska Initial Term Facility	210,000
Proceeds from CoBank Revolver	63,000
Debt issuance costs	(6,568)
Total long-term debt	276,432

Mezzanine equity - preferred units	48,334
Mezzanine equity - common units	23,199
Total mezzanine equity	71,533

Cash (pro forma financing adjustment)	$347,965

b)	Represents cash and accrued consideration transferred to acquire Alaska Communications. A portion of the cash consideration was used to repay Alaska Communications’ existing outstanding debt (amounts in thousands).

Description	Amount
Cash paid to shareholders	$186,801
Repayment Alaska Communications of existing debt and accrued interest	164,572
Total cash consideration	351,373

Accrued consideration	1,907
Total consideration	$353,280

c)	Represents preliminary fair value adjustments in accordance with preliminary purchase allocation discussed in Note 4.

d)	Represents the pro forma adjustment to intangible assets based on a preliminary fair value assessment. The Company allocated $42.8 million to customer relationships and $9.5 million to trade names acquired. The fair values of the intangibles were determined using an income approach based on data specific to Alaska Communications as well as market participant assumptions where appropriate. More specifically, the customer relationships were valued using the excess earnings method and the trade names were valued using the relief from-from royalty method.

e)	Reflects the adjustment to fixed assets of Alaska Communications’ arising from their estimated fair values and useful lives. The fair value of the fixed assets acquired is presented below (amounts in thousands):

	Estimated
	useful life	Fair
Description	(in years)	Value
Telecommunication equipment	2-16	$310,402
Office and computer equipment	2-3	10,441
Buildings	10-18	24,507
Transportation vehicles	2-3	1,483
Leasehold improvements	3	1,162
Land	-	16,340
Furniture and fixtures	2-3	280
Construction in progress	-	8,103
Fixed assets		$372,718

f)	Reflects pro forma adjustments to accounts payable and accrued liabilities (amounts in thousands).

Description	Amount
Fair value adjustments to accounts payable and accrued liabilities	$5,948
Accrued interest	(532)
Accrued purchase consideration	1,907
Accrued transaction costs	10,631
Pro forma adjustment	$17,954

The $1.9 million of accrued purchase consideration represents amounts payable related to stock compensation allocated to purchase consideration and payable within one year of the Closing Date. The accrued transaction costs represent the accrual of an additional $10.6 million of transaction costs incurred by the Company and Alaska Communications after March 31, 2021. The Company and Alaska Communications incurred certain direct, incremental and non-recurring acquisition expenses totaling $22.1 million, including the $10.6 million accrual noted above, in connection with the Merger during the periods presented in the condensed combined statements of operations. This amount was included in the pro forma condensed combined statement of operation for the year ended December 31, 2020. The costs will not affect the statement of operations beyond twelve months after the Closing Date.

g)	Reflects pro forma adjustments to advance payments and deposits and other liabilities.

Description	Amount
Current portion of deferred revenue	$(1,145)
Pro forma adjustment	$(1,145)

Fair value adjustments to other liabilities	$(1,019)
Deferred revenue, net of current portion	(6,933)
Pro forma adjustment	$(7,952)

Deferred revenue was adjusted to decrease the assumed performance obligations to a fair value of approximately $84.8 million, a reduction of $7.9 million from the carrying value. The fair value was determined based on the estimated costs to fulfill the remaining obligations plus a normal profit margin. After the acquisition, this adjustment will reduce revenue related to the assumed performance obligations as the services are provided over the respective remaining periods of the agreements.

h)	Represents the elimination of Alaska Communications’ historical equity in conjunction with the Merger.

6.	Adjustments to unaudited pro forma condensed combined statements of operations

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined statement of operations:

(a)	As discussed in Note 5(g) the fair value of the acquired deferred revenue was less than its carrying value. This adjustment decreases revenue by $0.2 million for the three months ended March 31, 2021, and $0.9 million for the year ended December 31, 2020 reflect the difference between prepayments related to deferred revenue arrangements and the fair value of the assumed performance obligations as they are satisfied.

(b)	Adjustment for year ended December 31, 2020 includes pro forma adjustment to accrue $10.6 million of transaction costs incurred by the Company and Alaska Communications and record $1.1 million of transaction costs incurred during the three months ended March 31, 2021. Adjustment for three months ended March 31, 2021 removes $1.1 million of transaction costs included in the pro forma adjustment for the year ended December 31, 2020. In total, the Company and Alaska Communications incurred transaction costs totaling $22.1 million in connection with the Merger. This amount was included in the pro forma condensed combined statement of operation for the year ended December 31, 2020. The costs will not affect the statement of operations beyond twelve months after the Closing Date.

(c)	Represents pro form acquisition adjustment to record the depreciation and amortization expense as if the Merger occurred on January 1, 2020 based on the fair value of acquired fixed and identified intangible assets. In addition, represents removal of depreciation expense associated with Alaska Communications’ historical fixed assets (amounts in thousands).

			Depreciation and	Depreciation and
	Estimated		amortization	amortization
	useful life	Fair	expense	expense
Descripton	(in years)	Value	(twelve months ended 12/31/2020)	(three months ended 3/31/2021)
Telecommunication equipment	2-16	$310,402	$47,876	$11,969
Office and computer equipment	2-3	10,441	3,481	870
Buildings	10-18	24,507	1,594	399
Transportation vehicles	2-3	1,483	634	159
Leasehold improvements	3	1,162	387	97
Land	-	16,340	-	-
Furniture and fixtures	2-3	280	101	25
Construction in progress	-	8,103	-	-
Fixed assets		$372,718	$54,073	$13,519

Telecommunication licenses	Indefinite	$683	$-	$-
Customers	6	42,824	14,447	3,167
Tradename	15	9,464	1,028	246
Total intangibles		$52,971	$15,475	$3,413

Pro forma depreciation and amortization expense			$69,548	$16,932
Less: Historical depreciation and amortization expense			40,667	11,048
Pro forma adjustment to depreciation and amortization expense			$28,881	$5,884

The tradename is amortized on a straight-line method over 15 years. The customer relationships are amortized on an accelerated method over a useful life of 6 years.

(d)	The adjustment represents the elimination of interest expense associated with Alaska Communications’ existing debt and records interest expense on the Alaska Credit Facility and the CoBank Revolver. As described in Notes 5(a) and 5(b), as a result of the Merger Alaska Communications’ existing debt of $165 million was repaid, and $220 million was drawn on the Alaska Credit Facility and $63 million was drawn on the CoBank Revolver. Debt discount and issuance costs of $7 million were incurred for the Alaska Credit Facility. Interest on amounts drawn on the Alaska Credit Facility is equal to LIBOR plus a margin of 3.5%. Alaska Communications holds an interest rate swap which has a notional amount of $125 million and a fixed interest rate of 1.6735%. Interest on amount drawn on the CoBank Revolver is equal to LIBOR plus a margin of 1.5%. For purposes of calculating pro forma interest expense, interest rates of 5.17% and 3.59% were used for the fixed and variable portions of the Alaska Credit Facility, respectively, and an interest rate of 1.59% was used for the CoBank Revolver. The pro forma interest expense is below (amounts in thousands):

Description	Three months ended March 31, 2021	Year ended December 31, 2020
Interest expense on Alaska Credit Facility	$(2,496)	$(9,984)
Interest expense on CoBank Revolver	(250)	(1,001)
Financing interest (pro forma financing adjustment)	(2,746)	(10,985)

Less: interest expense on Alaska Communications existing debt	2,652	11,000
Interest expense (total transaction accounting adjustment)	$(94)	$15

The table below sets forth the impact that a 0.125% increase or decrease in the hypothetical assumed interest rate would have on interest expense for the relevant periods for only the variable rate debt (amounts in thousands).

Description	Three months ended March 31, 2021	Year ended December 31, 2020
1/8% increase	$(49)	$(198)
1/8% decrease	$49	$198

(e)	To record income tax expense at an estimated statutory tax rate of 24% on pro forma adjustments related to the Company and 28% on pro forma adjustments related to Alaska Communications.

(f)	Reflect adjustments to the Company’s net (income) loss attributable to non-controlling interest to reflect the Alaska Transaction.

7.	Pro forma earnings per share

The pro forma combined basic and diluted earnings per share calculation is below (amounts in thousands, except per share data).

	Three months ended March 31, 2021	Year ended December 31, 2020
Net income (loss)	$1,299	$(31,117)
Net (income) loss attributable to non-controlling interests, net of tax	(220)	862
Preferred dividends	(1,088)	(4,350)
Net income (loss) share attributable to ATN International, Inc. stockholders	$(9)	$(34,605)

Net loss per weighted average share attributable to ATN International, Inc. stockholders:
Basic	$-	$(2.17)
Diluted	$-	$(2.17)

Weighted average common shares outstanding:
Basic	15,902	15,923
Diluted	15,952	15,923

ALSK Holdings issued $48.3 million of preferred units with a 9% dividend. The preferred dividends for the three months ended March 31, 2021 and year ended December 31, 2020 were $1.1 million and $4.4 million, respectively.